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                                                                    EXHIBIT 99.1


COMPANY PRESS RELEASE

AVIGEN, INC. ANNOUNCES POSSIBLE PUBLIC OFFERING
ALAMEDA, Calif. -- Feb. 3, 2000 -- Avigen, Inc. (Nasdaq: AVGN) announced that it is contemplating the filing of a registration statement with the Securities and Exchange Commission for a public offering of its common stock. The timing and size of the offering are dependent on market conditions and other factors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Avigen, Inc. The offering will be made only by means of a prospectus contained in a registration statement to be filed with the Securities and Exchange Commission, and will be sold through underwriters engaged by the Company.